SUB-ADVISORY CONTRACT
	Agreement made as of October 1, 1998
("Contract") between MITCHELL HUTCHINS
ASSET MANAGEMENT INC., a Delaware
corporation ("Mitchell Hutchins"), and INVISTA
CAPITAL MANAGEMENT, INC., an Iowa
corporation ("Sub-Adviser").

	RECITALS
	(1)	Mitchell Hutchins has entered into an
Investment Advisory and Administration Agreement,
dated October, 1998 ("Management Agreement"),
with PaineWebber Investment Trust ("Trust"), an
open-end management investment company registered
under the Investment Company Act of 1940, as
amended ("1940 Act");
	(2)	The Trust offers for public sale distinct
series of shares of beneficial interest, including a series
of shares of the Trust known as PaineWebber Global
Equity Fund ("Fund");
(3)  	Under the Management Agreement,
Mitchell Hutchins has agreed to provide certain
investment advisory and administrative services to the
Fund;
(4)  	The Management Agreement permits
Mitchell Hutchins to delegate certain of its duties as
investment adviser thereunder to a sub-adviser;
(5)   	Mitchell Hutchins desires to allocate
the portfolio investments of the Fund between an
international segment and a domestic segment, and to
retain the Sub-Adviser to furnish certain investment
advisory services with respect to the international
segment of the investments of the Fund, and
(6)   	The Sub-Adviser is willing to furnish
such services;
	NOW, THEREFORE, in consideration of the
premises and mutual covenants herein contained,
Mitchell Hutchins and the Sub-Adviser agree as
follows:
	1.	Appointment.  Mitchell Hutchins
hereby appoints the Sub-Adviser as an investment
sub-adviser with respect to the international segment of
the Fund's investments for the period and on the terms
set forth in this Contract.  The Sub-Adviser accepts
that appointment and agrees to render the services
herein set forth, for the compensation herein provided.
	2.	Duties as Sub-Adviser.
	(a)	Subject to the supervision and direction
of the Trust's Board of Trustees ("Board") and review
by Mitchell Hutchins, and any written guidelines
adopted by the Board or Mitchell Hutchins, the Sub-
Adviser will provide a continuous investment program
with respect to the international segment of the Fund's
investments, including investment research and
management to all securities and investments and cash
equivalents in the Fund allocated by Mitchell Hutchins
to the international segment of the Fund's investments.
The Sub-Adviser will determine from time to time what
investments will be purchased, retained or sold by the
Fund in the international segment of the Fund's
investments.  The Sub-Adviser will be responsible for
placing purchase and sell orders for investments and for
other related transactions with respect to the
international segment of the Fund's investments.  The
Sub-Adviser will provide services under this Contract
in accordance with the Fund's investment objective,
policies and restrictions as stated in the Trust's
currently effective registration statement under the
1940 Act, and any amendments or supplements thereto
("Registration Statement").
	(b)	The Sub-Adviser agrees that, in placing
orders with brokers, it will obtain the best net result in
terms of price and execution; provided that, on behalf
of the Fund, the Sub-Adviser may, in its discretion, use
brokers who provide the Sub-Adviser with research,
analysis, advice and similar services to execute
portfolio transactions, and the Sub-Adviser may pay to
those brokers in return for brokerage and research
services a higher commission than may be charged by
other brokers, subject to the Sub-Adviser's determining
in good faith that such commission is reasonable in
terms either of the particular transaction or of the
overall responsibility of the Sub-Adviser to the Fund
and its other clients and that the total commissions paid
by the Fund will be reasonable in relation to the benefits
to the Fund over the long term.  In no instance will
portfolio securities be purchased from or sold to the
Sub-Adviser, or any affiliated person thereof, except in
accordance with the federal securities laws and the
rules and regulations thereunder.  Whenever the Sub-
Adviser simultaneously places orders to purchase or
sell the same security on behalf of the Fund and one or
more other accounts advised by the Sub-Adviser, the
orders will be allocated as to price and amount among
all such accounts in a manner believed to be equitable
over time to each account.  Mitchell Hutchins
recognizes that in some cases this procedure may
adversely affect the results obtained for the Fund.
	(c)	The Sub-Adviser will maintain all
books and records required to be maintained  pursuant
to the 1940 Act and the rules and regulations
promulgated thereunder with respect to actions by the
Sub-Adviser on behalf of the Fund, and will furnish the
Board and Mitchell Hutchins with such periodic and
special reports as the Board or Mitchell Hutchins
reasonably may request.  In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the
Sub-Adviser hereby agrees that all records that it
maintains for the Fund are the property of the Trust,
agrees to preserve for the periods prescribed by Rule
31a-2 under the 1940 Act any records that it maintains
for the Trust and that are required to be maintained by
Rule 31a-1 under the 1940 Act, and further agrees to
surrender promptly to the Trust any records that it
maintains for the Fund upon request by the Trust.
	(d)	At such times as shall be reasonably
requested by the Board or Mitchell Hutchins, the Sub-
Adviser will provide the Board and Mitchell Hutchins
with economic and investment analyses and reports as
well as quarterly reports setting forth the performance
of the international segment of the Fund's investments
and make available to the Board and Mitchell Hutchins
any economic, statistical and investment services that
the Sub-Adviser normally makes available to its
institutional or other customers.
	(e)	In accordance with procedures adopted
by the Board, as amended from time to time, the Sub-
Adviser is responsible for assisting in the fair valuation
of all portfolio securities and will use its reasonable
efforts to arrange for the provision of a price(s) from a
party(ies) independent of the Sub-Adviser for each
portfolio security for which the custodian does not
obtain prices in the ordinary course of business from an
automated pricing service.
	3.	Further Duties.  In all matters relating
to the performance of this Contract, the Sub-Adviser
will act in conformity with the Trust's Declaration of
Trust, By-Laws and Registration Statement and with
the written instructions and written directions of the
Board and Mitchell Hutchins; and will comply with the
requirements of the 1940 Act and the Investment
Advisers Act of 1940, as amended ("Advisers Act")
and the rules under each, and all other federal and state
laws and regulations applicable to the Trust and the
Fund.  Mitchell Hutchins agrees to provide to the Sub-
Adviser copies of the Trust's Declaration of Trust, By-
Laws, Registration Statement, written instructions and
directions of the Board and Mitchell Hutchins, and any
amendments or supplements to any of these materials
as soon as practicable after such materials become
available; and further agrees to identify to the Sub-
Adviser in writing any broker-dealers that are affiliated
with Mitchell Hutchins (other than PaineWebber
Incorporated and Mitchell Hutchins itself).
	4.	Expenses.  During the term of this
Contract, the Sub-Adviser will bear all expenses
incurred by it in connection with its services under this
Contract.
	5.	Compensation.
(a)	For the services provided and the
expenses assumed by the Sub-Adviser pursuant to
this Contract, Mitchell Hutchins, not the Fund, will
pay Invista a sub-advisory fee, computed daily and
paid monthly, at an annual rate of 0.40% of the
Fund's average daily net assets allocated to its
management up to and including $100 million,
0.29% of the Fund's average daily net assets
allocated to its management in excess of $100
million up to and including $300 million, and 0.26%
of the Fund's average daily net assets allocated to its
management in excess of $300 million. Under this
fee arrangement, Invista will receive fees based on
the value of portfolio assets under its management
as these assets have been allocated to it by Mitchell
Hutchins.
(b)	The fee shall be accrued daily and
payable monthly to the Sub-Adviser on or before the
last business day of the next succeeding calendar
month.
	(c)	If this Contract becomes effective or
terminates before the end of any month, the fee for the
period from the effective date to the end of the month
or from the beginning of such month to the date of
termination, as the case may be, shall be pro-rated
according to the proportion that such period bears to
the full month in which such effectiveness or
termination occurs.
	6.	Limitation of Liability.  The Sub-
Adviser shall not be liable for any error of judgment or
mistake of law or for any loss suffered by the Fund, the
Trust, its shareholders or by Mitchell Hutchins in
connection with the matters to which this Contract
relates, except a loss resulting from willful misfeasance,
bad faith or gross negligence on its part in the
performance of its duties or from reckless disregard by
it of its obligations and duties under this Contract.
Nothing in this paragraph shall be deemed a limitation
or waiver of any obligation or duty that may not by law
be limited or waived.
	7.	Representations of Sub-Adviser.  The
Sub-Adviser represents, warrants and agrees as
follows:
	(a)	The Sub-Adviser (i) is registered as an
investment adviser under the Advisers Act and will
continue to be so registered for so long as this Contract
remains in effect; (ii) is not prohibited by the 1940 Act
or the Advisers Act from performing the services
contemplated by this Contract; (iii) has met and will
seek to continue to meet for so long as this Contract
remains in effect, any other applicable federal or state
requirements, or the applicable requirements of any
regulatory or industry self-regulatory agency necessary
to be met in order to perform the services
contemplated by this Contract; (iv) has the authority to
enter into and perform the services contemplated by
this Contract; and (v) will promptly notify Mitchell
Hutchins of the occurrence of any event that would
disqualify the Sub-Adviser from serving as an
investment adviser of an investment company pursuant
to Section 9(a) of the 1940 Act or otherwise.
	(b)	The Sub-Adviser has adopted a written
code of ethics complying with the requirements of Rule
17j-1 under the 1940 Act and will provide Mitchell
Hutchins and the Board with a copy of such code of
ethics, together with evidence of its adoption.  Within
forty-five days of the end of the last calendar quarter of
each year that this Contract is in effect, the president or
a vice-president of the Sub-Adviser shall certify to
Mitchell Hutchins that the Sub-Adviser has complied
with the requirements of Rule 17j-1 during the previous
year and that there has been no violation of the Sub-
Adviser's code of ethics or, if such a violation has
occurred, that appropriate action was taken in response
to such violation.  Upon the written request of Mitchell
Hutchins, the Sub-Adviser shall permit Mitchell
Hutchins, its employees or its agents to examine the
reports required to be made to the Sub-Adviser by
Rule 17j-1(c)(1) and all other records relevant to the
Sub-Adviser's code of ethics.
	(c)	The Sub-Adviser has provided Mitchell
Hutchins with a copy of its Form ADV, which as of the
date of this Agreement is its Form ADV as most
recently filed with the Securities and Exchange
Commission ("SEC") and promptly will furnish a copy
of all amendments to Mitchell Hutchins at least
annually.
	(d)	The Sub-Adviser will notify Mitchell
Hutchins of any change of control of the Sub-Adviser,
including any change of its general partners or 25%
shareholders, as applicable, and any changes in the key
personnel who are either the portfolio manager(s) of
the Fund or senior management of the Sub-Adviser, in
each case prior to, or promptly after, such change.
(e)  The Sub-Adviser agrees that neither it, nor
any of its affiliates, will in any way refer directly or
indirectly to its relationship with the Trust, the Fund,
Mitchell Hutchins or any of their respective affiliates in
offering, marketing or other promotional materials
without the express written consent of Mitchell
Hutchins.
8.  	Services Not Exclusive.  The services
furnished by the Sub-Adviser hereunder are not to be
deemed exclusive and the Sub-Adviser shall be free to
furnish similar services to others so long as its services
under this Contract are not impaired thereby or unless
otherwise agreed to by the parties hereunder in writing.
Nothing in this Contract shall limit or restrict the right
of any director, officer or employee of the Sub-
Adviser, who may also be a trustee, officer or
employee of the Trust, to engage in any other business
or to devote his or her time and attention in part to the
management or other aspects of any other business,
whether of a similar nature or a dissimilar nature.
	9.	Duration and Termination.
	(a)	This Contract shall become effective
upon the date first above written, provided that this
Contract shall not take effect unless it has first been
approved: (i) by a vote of a majority of those trustees
of the Trust who are not parties to this Contract or
interested persons of any such party, cast in person at a
meeting called for the purpose of voting on such
approval, and (ii) by vote of a majority of the Fund's
outstanding securities.
	(b)	Unless sooner terminated as provided
herein, this Contract shall continue in effect for two
years from its effective date.  Thereafter, if not
terminated, this Contract shall continue automatically
for successive periods of twelve months each, provided
that such continuance is specifically approved at least
annually: (i) by a vote of a majority of those trustees of
the Trust who are not parties to this Contract or
interested persons of any such party, cast in person at a
meeting called for the purpose of voting on such
approval, and (ii) by the Board or by vote of a majority
of the outstanding voting securities of the Fund.
	(c)	Notwithstanding the foregoing, this
Contract may be terminated at any time, without the
payment of any penalty, by vote of the Board or by a
vote of a majority of the outstanding voting securities
of the Fund on 60 days' written notice to the Sub-
Adviser.  This Contract may also be terminated,
without the payment of any penalty, by Mitchell
Hutchins:  (i) upon 120 days' written notice to the Sub-
Adviser; (ii) upon material breach by the Sub-Adviser
of any representations and warranties set forth in
Paragraph 7 of this Contract, if such breach has not
been cured within a 20 day period after notice of such
breach; or (iii) immediately if, in the reasonable
judgment of Mitchell Hutchins, the Sub-Adviser
becomes unable to discharge its duties and obligations
under this Contract, including circumstances such as
financial insolvency of the Sub-Adviser or other
circumstances that could adversely affect the Fund.
The Sub-Adviser may terminate this Contract at any
time, without the payment of any penalty, on 120 days
written notice to Mitchell Hutchins.  This Contract will
terminate automatically in the event of its assignment
or upon termination of the Advisory Contract as it
relates to the Fund.
	10.	Amendment of this Contract.  No
provision of this Contract may be changed, waived,
discharged or terminated orally, but only by an
instrument in writing signed by the party against whom
enforcement of the change, waiver, discharge or
termination is sought.  No amendment of this Contract
shall be effective until approved (i) by a vote of a
majority of those trustees of the Trust who are not
parties to this Contract or interested persons of any
such party, and (ii) by a vote of a majority of the
Fund's outstanding voting securities (unless in the case
of (ii), the Trust receives an SEC order or no-action
letter permitting it to modify the Contract without such
vote).
	11.	Governing Law.  This Contract shall be
construed in accordance with the 1940 Act and the
laws of the State of Delaware, without giving effect to
the conflicts of laws principles thereof. To the extent
that the applicable laws of the State of Delaware
conflict with the applicable provisions of the 1940 Act,
the latter shall control.
	12.	Miscellaneous.  The captions in this
Contract are included for convenience of reference only
and in no way define or delimit any of the provisions
hereof or otherwise affect their construction or effect.
If any provision of this Contract shall be held or made
invalid by a court decision, statute, rule or otherwise,
the remainder of this Contract shall not be affected
thereby.  This Contract shall be binding upon and shall
inure to the benefit of the parties hereto and their
respective successors.  As used in this Contract, the
terms "majority of the outstanding voting securities,"
"affiliated person," "interested person," "assignment,"
"broker," "investment adviser," "net assets," "sale,"
"sell" and "security" shall have the same meaning as
such terms have in the 1940 Act, subject to such
exemption as may be granted by the SEC by any rule,
regulation or order.  Where the effect of a requirement
of the federal securities laws reflected in any provision
of this Contract is made less restrictive by a rule,
regulation or order of the SEC, whether of special or
general application, such provision shall be deemed to
incorporate the effect of such rule, regulation or order.
This Contract may be signed in counterpart.
	13.	Notices.  Any notice herein required is
to be in writing and is deemed to have been given to
the Sub-Adviser or Mitchell Hutchins upon receipt of
the same at their respective addresses set forth below.
All written notices required or permitted to be given
under this Contract will be delivered by personal
service, by postage mail - return receipt requested or
by facsimile machine or a similar means of same day
delivery which provides evidence of receipt (with a
confirming copy by mail as set forth herein).  All
notices provided to Mitchell Hutchins will be sent to
the attention of Victoria E. Schonfeld, General
Counsel.  All notices provided to the Sub-Adviser will
be sent to the attention of Dennis W. Cameron,
compliance officer.
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	IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be executed by their duly authorized signatories as of the date and year first above written.


	MITCHELL HUTCHINS ASSET

MANAGEMENT INC.


	1285 Avenue of the Americas

	New York, New York  10019
Attest:
By:  /s/ Keith A. Weller				By:  /s/
Dianne E. O'Donnell
       Name:   Keith A. Weller
Name:  Dianne E. O'Donnell
       Title:  First Vice President
Title:  Senior Vice President


	INVISTA CAPITAL MANAGEMENT,

INC.

	1900 Hub Tower

	699 Walnut Street

	Des Moines, Iowa  50309

Attest:
By:  /s/ Michael Roughton
	By:  /s/ C. R. Barnes
        Name:  Michael Roughton
Name:  C. R. Barnes
        Title:  Counsel
Title:  President




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DC-258129.01